                                                                     Exhibit 4.2

                                    (front)

NUMBER                                                                 SHARES
MG  ________                                                           ________

COMMON STOCK                                               SEE REVERSE SIDE FOR
                                                           CERTAIN DEFINITIONS

                             MYRIAD GENETICS, INC.

             INCORPORATION UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE
OF

                             MYRIAD GENETICS, INC.

(herein called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and the By-laws of the Corporation, each as from time to time amended.

     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers

Dated:

     VICE PRESIDENT OF FINANCE,             PRESIDENT
     ASSISTANT SECRETARY AND         AND CHIEF EXECUTIVE OFFICER
     ASSISTANT TREASURER

                             MYRIAD GENETICS, INC.
                                1992 - DELAWARE


  COUNTERSIGNED AND REGISTERED: CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.
             (RIDGEFIELD PARK, N.J.) TRANSFER AGENT AND REGISTRAR

                                     (back)

                             MYRIAD GENETICS, INC.

     The following abbreviations, when used in the inscription on the fact of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM      as tenants in common            UNIF GIFT MIN ACT -  __      Custodian __
     TEN ENT -    as tenants by the entireties                        (Cust)               (Minor)
     JT TEN -     as joint tenants with right of                 under Uniform Gifts to Minors
                  survivorship and not as                        Act         (State)
                  tenants in common

     Additional abbreviations may also be used though not in the above list.

For Value Received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________ Shares
of the common stock represented by this Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated __________________________  _____________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFCATIONS AND RIGHTS OF EACH CLASSS AND SERIES WILL BE FURNISHED BY THE CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Myriad Genetics, Inc. (the "Company") and Mellon Investor Services LLC (the "Rights Agent") dated as of July 17, 2001 (the "Rights Agreement"), the terms of which are herby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefore. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or is not obtainable.